EXHIBIT NO. 99.(a) 20

MFS SERIES TRUST XII

CERTIFICATION OF AMENDMENT

TO THE DECLARATION OF TRUST

TERMINATION OF CLASS

Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust, dated as of December 16, 2004, as amended (the “Declaration”), of MFS Series Trust XII, a business trust organized under the laws of The Commonwealth of Massachusetts (the “Trust”), the undersigned, constituting a majority of the Trustees of the Trust, do hereby certify that Class T Shares of MFS Lifetime Income Fund, MFS Lifetime 2020 Fund, MFS Lifetime 2025 Fund, MFS Lifetime 2030 Fund, MFS Lifetime 2035 Fund, MFS Lifetime 2040 Fund, MFS Lifetime 2045 Fund, MFS Lifetime 2050 Fund, MFS Lifetime 2055 Fund, and MFS Lifetime 2060 Fund, each a series of the Trust, have been terminated effective upon the filing of this instrument with the Secretary of State of The Commonwealth of Massachusetts.

IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of August 19, 2020 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.

Steven E. Buller Steven E. Buller c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	Robert J. Manning Robert J. Manning MFS Investment Management 111 Huntington Avenue Boston, MA 02199
John A. Caroselli John A. Caroselli c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	Clarence Otis, Jr. Clarence Otis, Jr. MFS Investment Management 111 Huntington Avenue Boston, MA 02199
Maureen R. Goldfarb Maureen R. Goldfarb c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	Maryanne L. Roepke Maryanne L. Roepke c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199
Peter D. Jones Peter D. Jones c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	Robin A. Stelmach Robin A. Stelmach MFS Investment Management 111 Huntington Avenue Boston, MA 02199
John P. Kavanaugh John P. Kavanaugh c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	Laurie J. Thomsen Laurie J. Thomsen c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199
James W. Kilman, Jr. James W. Kilman, Jr. c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199